Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
THIRD QUARTER 2011 FINANCIAL RESULTS

HAMILTON, BERMUDA, October 18, 2011 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported a net loss of $53.5 million and a loss per common share of $1.43 for the quarter ended September 30, 2011.

The results for the quarter include net premiums earned of $166.8 million, net favorable development of $27.8 million, net investment income of $29.8 million and net realized gains on investments of $7.5 million.  The results also reflect the net negative impact of $112.4 million from major catastrophe losses, net of retrocessional coverage, reinstatement premiums and taxes.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our net income was adversely affected by natural catastrophe losses, particularly those arising from greater than expected claims activity from earthquakes in Japan and New Zealand earlier this year.  However, our book value per common share grew by 1.8% in the quarter to $46.26 as of September 30, 2011, reflecting strong investment results on a total return basis and favorable non-catastrophe reserve development.”

Mr. Price added, “2011 has been a difficult year at Platinum with international catastrophe losses well in excess of our expectations.  Nevertheless, we remain strongly capitalized and stand ready to seize on good reinsurance and investment opportunities.”

Results for the quarter ended September 30, 2011 are summarized as follows:

•	Net loss was $53.5 million and the loss per common share was $1.43.

•	Net premiums written were $177.1 million and net premiums earned were $166.8 million.

•	GAAP combined ratio was 145.6%.

•	Net investment income was $29.8 million.

•	Net realized gains on investments were $7.5 million.

Results for the quarter ended September 30, 2011 as compared with the quarter ended September 30, 2010 are summarized as follows:

•	Net loss was $53.5 million compared to net income of $93.7 million.

•	Net premiums written decreased $22.3 million (or 11.2%) and net premiums earned decreased $16.6 million (or 9.0%).

•	GAAP combined ratio increased 77.5 percentage points.

•	Net investment income decreased $1.3 million (or 4.2%).

•	Net realized gains on investments decreased $36.9 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2011 were $101.6 million, $72.7 million and $2.8 million, respectively, representing 57.4%, 41.0% and 1.6%, respectively, of total net premiums written. Combined ratios for these segments were 206.2%, 81.7% and 93.8%, respectively. Compared with the quarter ended September 30, 2010, net premiums written decreased $13.3 million (or 11.5%), $7.7 million (or 9.5%) and $1.4 million (or 33.0%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Results for the nine months ended September 30, 2011 are summarized as follows:

•	Net loss was $231.1 million and the loss per common share was $6.18.

•	Net premiums written were $497.8 million and net premiums earned were $522.1 million.

•	GAAP combined ratio was 156.1%.

•	Net investment income was $96.1 million.

•	Net realized gains on investments were $3.2 million.

Results for the nine months ended September 30, 2011 as compared with the nine months ended September 30, 2010 are summarized as follows:

•	Net loss was $231.1 million compared to net income of $233.2 million.

•	Net premiums written decreased $100.8 million (or 16.8%) and net premiums earned decreased $72.9 million (or 12.2%).

•	GAAP combined ratio increased 76.8 percentage points.

•	Net investment income decreased $7.9 million (or 7.6%).

•	Net realized gains on investments decreased $96.1 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2011 were $267.8 million, $222.4 million and $7.5 million, respectively, representing 53.8%, 44.7% and 1.5%, respectively, of total net premiums written. Combined ratios for these segments were 222.1%, 82.3% and 90.7%, respectively. Compared with the nine months ended September 30, 2010, net premiums written decreased $67.9 million (or 20.2%), $24.3 million (or 9.8%) and $8.5 million (or 53.2%) in the Property and Marine, Casualty and Finite Risk segments, respectively.

Total assets were $4.7 billion as of September 30, 2011, an increase of $133.7 million (or 2.9%) from $4.6 billion as of December 31, 2010. Fixed maturity investments and cash and cash equivalents were $4.3 billion as of September 30, 2011, an increase of $111.0 million (or 2.6%) from $4.2 billion as of December 31, 2010.

Shareholders’ equity was $1.7 billion as of September 30, 2011, a decrease of $168.5 million (or 8.9%) from $1.9 billion as of December 31, 2010.  Book value per common share was $46.26 as of September 30, 2011 based on 37.3 million common shares outstanding, a decrease of $3.94 (or 7.8%) from $50.20 as of December 31, 2010 based on 37.8 million common shares outstanding.  The Company did not repurchase any common shares during the quarter ended September 30, 2011.  During the nine months ended September 30, 2011, the Company repurchased 762,000 common shares for approximately $33.9 million at a weighted average cost, including commissions, of $44.50 per share.  The Company also purchased 2,500,000 options held by RenaissanceRe Holdings Ltd. for $47.9 million on January 20, 2011.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, October 19, 2011 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-656-7435 (US callers) or 913-312-1430 (international callers), or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 2945025.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, October 19, 2011 until midnight Eastern time on Thursday, October 27, 2011.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 2945025. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss), related underwriting ratios and book value per common share, are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income (loss) before income taxes and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the cyclicality of the property and casualty reinsurance business; the highly competitive nature of the property and casualty reinsurance industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of catastrophic loss protection on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; the preparation of our financial statements requires us to make many estimates and judgments; the representations, warranties and covenants in our credit facilities limit our financial and operational flexibility; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; fluctuations in the mortgage-backed and asset-backed securities markets; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the possibility that we may become subject to taxes in Bermuda after 2016; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences if we are considered to be a passive foreign investment company for U.S. federal income tax purposes; under certain circumstances, our shareholders may be required to pay taxes on their pro rata share of the related person insurance income of Platinum Underwriters Bermuda, Ltd.; U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the impact of Bermuda's commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices on our tax status in Bermuda is uncertain; the effect of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the impact of the Dodd-Frank Act on our business; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2010.

#    #     #

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2011 and December 31, 2010
($ and amounts in thousands, except per share data)

	(Unaudited)
	September 30,	December 31,
	2011	2010
Assets
Investments:
Fixed maturity securities	$2,657,325	$3,047,973
Short-term investments	538,887	176,648
Cash and cash equivalents	1,127,305	987,877
Accrued investment income	32,682	31,288
Reinsurance premiums receivable	152,633	162,682
Reinsurance balances (prepaid and recoverable)	57,025	18,434
Funds held by ceding companies	91,886	84,078
Deferred acquisition costs	31,417	36,584
Other assets	58,835	68,749
Total assets	$4,747,995	$4,614,313

Liabilities
Unpaid losses and loss adjustment expenses	$2,468,987	$2,217,378
Unearned premiums	141,814	154,975
Debt obligations	250,000	250,000
Commissions payable	56,413	59,388
Other liabilities	103,869	37,117
Total liabilities	$3,021,083	$2,718,858

Shareholders' Equity
Common shares	$373	$377
Additional paid-in capital	373,790	453,619
Accumulated other comprehensive income (loss)	126,838	(24,488)
Retained earnings	1,225,911	1,465,947
Total shareholders' equity	$1,726,912	$1,895,455

Total liabilities and shareholders' equity	$4,747,995	$4,614,313

Book value per common share (a)	$46.26	$50.20

(a) Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 37,330 and 37,758 at September 30, 2011 and December 31, 2010, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)
For the Three and Nine Months Ended September 30, 2011 and 2010
($ and amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue
Net premiums earned	$166,813	$183,404	$522,130	$595,014
Net investment income	29,762	31,078	96,105	103,955
Net realized gains (losses) on investments	7,498	44,351	3,216	99,297
Net impairment losses on investments	(4,451)	(4,048)	(7,624)	(25,560)
Other income (expense)	(198)	(171)	838	(42)
Total revenue	199,424	254,614	614,665	772,664

Expenses
Net losses and loss adjustment expenses	201,453	79,094	680,405	315,137
Net acquisition expenses	30,208	32,517	98,273	113,934
Net changes in fair value of derivatives	4,546	4,154	5,294	6,499
Operating expenses	14,755	20,004	49,011	61,905
Net foreign currency exchange losses (gains)	(982)	235	(179)	(1,061)
Interest expense	4,769	4,763	14,302	14,232
Total expenses	254,749	140,767	847,106	510,646

Income (loss) before income taxes	(55,325)	113,847	(232,441)	262,018
Income tax expense (benefit)	(1,790)	20,185	(1,313)	28,796

Net income (loss)	$(53,535)	$93,662	$(231,128)	$233,222

Basic
Weighted average common shares outstanding	37,183	40,485	37,165	43,029
Basic earnings (loss) per common share	$(1.43)	$2.31	$(6.18)	$5.42

Diluted
Adjusted weighted average common shares outstanding	37,360	44,044	37,578	46,263
Diluted earnings (loss) per share	$(1.43)	$2.13	$(6.18)	$5.04

Comprehensive income (loss)
Net income (loss)	$(53,535)	$93,662	$(231,128)	$233,222
Other comprehensive income (loss), net of deferred taxes	86,804	45,895	151,326	128,600
Comprehensive income (loss)	$33,269	$139,557	$(79,802)	$361,822

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended September 30, 2011 and 2010
($ in thousands)

Three Months Ended September 30, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$101,633	$72,689	$2,802	$177,124

Net premiums earned	85,239	78,021	3,553	166,813
Net losses and loss adjustment expenses	156,995	42,704	1,754	201,453
Net acquisition expenses	12,068	16,780	1,360	30,208
Other underwriting expenses	6,686	4,300	218	11,204
Segment underwriting income (loss)*	$(90,510)	$14,237	$221	(76,052)

Net investment income				29,762
Net realized gains (losses) on investments				7,498
Net impairment losses on investments				(4,451)
Other income (expense)				(198)
Net changes in fair value of derivatives				(4,546)
Corporate expenses not allocated to segments				(3,551)
Net foreign currency exchange (losses) gains				982
Interest expense				(4,769)
Income (loss) before income taxes				$(55,325)

Underwriting ratios*:
Net loss and loss adjustment expense	184.2%	54.7%	49.4%	120.8%
Net acquisition expense	14.2%	21.5%	38.3%	18.1%
Other underwriting expense	7.8%	5.5%	6.1%	6.7%
Combined	206.2%	81.7%	93.8%	145.6%

Three Months Ended September 30, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$114,885	$80,362	$4,180	$199,427

Net premiums earned	98,342	80,437	4,625	183,404
Net losses and loss adjustment expenses	70,657	8,156	281	79,094
Net acquisition expenses	14,140	16,395	1,982	32,517
Other underwriting expenses	7,905	5,171	307	13,383
Segment underwriting income (loss)*	$5,640	$50,715	$2,055	58,410

Net investment income				31,078
Net realized gains (losses) on investments				44,351
Net impairment losses on investments				(4,048)
Other income (expense)				(171)
Net changes in fair value of derivatives				(4,154)
Corporate expenses not allocated to segments				(6,621)
Net foreign currency exchange (losses) gains				(235)
Interest expense				(4,763)
Income (loss) before income taxes				$113,847

Underwriting ratios*:
Net loss and loss adjustment expense	71.8%	10.1%	6.1%	43.1%
Net acquisition expense	14.4%	20.4%	42.9%	17.7%
Other underwriting expense	8.0%	6.4%	6.6%	7.3%
Combined	94.2%	36.9%	55.6%	68.1%

* Segment underwriting income or loss and underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Nine Months Ended September 30, 2011 and 2010
($ in thousands)

Nine Months Ended September 30, 2011
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	267,846	$222,442	$7,508	$497,796

Net premiums earned	274,996	235,949	11,185	522,130
Net losses and loss adjustment expenses	551,868	126,191	2,346	680,405
Net acquisition expenses	37,703	53,487	7,083	98,273
Other underwriting expenses	21,281	14,461	717	36,459
Segment underwriting income (loss)*	$(335,856)	$41,810	$1,039	(293,007)

Net investment income				96,105
Net realized gains (losses) on investments				3,216
Net impairment losses on investments				(7,624)
Other income (expense)				838
Net changes in fair value of derivatives				(5,294)
Corporate expenses not allocated to segments				(12,552)
Net foreign currency exchange (losses) gains				179
Interest expense				(14,302)
Income (loss) before income taxes				$(232,441)

Underwriting ratios*:
Net loss and loss adjustment expense	200.7%	53.5%	21.0%	130.3%
Net acquisition expense	13.7%	22.7%	63.3%	18.8%
Other underwriting expense	7.7%	6.1%	6.4%	7.0%
Combined	222.1%	82.3%	90.7%	156.1%

Nine Months Ended September 30, 2010
	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	335,775	$246,741	$16,056	$598,572

Net premiums earned	326,698	253,505	14,811	595,014
Net losses and loss adjustment expenses	232,294	79,744	3,099	315,137
Net acquisition expenses	47,589	52,874	13,471	113,934
Other underwriting expenses	24,324	17,295	958	42,577
Segment underwriting income (loss)*	$22,491	$103,592	$(2,717)	123,366

Net investment income				103,955
Net realized gains (losses) on investments				99,297
Net impairment losses on investments				(25,560)
Other income (expense)				(42)
Net changes in fair value of derivatives				(6,499)
Corporate expenses not allocated to segments				(19,328)
Net foreign currency exchange (losses) gains				1,061
Interest expense				(14,232)
Income (loss) before income taxes				$262,018

Underwriting ratios*:
Net loss and loss adjustment expense	71.1%	31.5%	20.9%	53.0%
Net acquisition expense	14.6%	20.9%	91.0%	19.1%
Other underwriting expense	7.4%	6.8%	6.5%	7.2%
Combined	93.1%	59.2%	118.4%	79.3%

* Segment underwriting income or loss and underwriting ratios are non-GAAP financial measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.